Exhibit 10.1

SECURITY AGREEMENT

THIS AGREEMENT made as of the 28th day of August, 2009 executed by LML PAYMENT SYSTEMS INC., a corporation continued under the laws of the Yukon, (herein called “Borrower”) in favour of THE TORONTO-DOMINION BANK (herein called the “Bank”).

WHEREAS, pursuant to a financing letter agreement (the "Credit Agreement") dated August 17, 2009 between the Borrower and the Bank, the Bank established an intra-day loan facility (the “Daylight Loan Facility”) in favour of the Borrower for the purposes outlined therein in an aggregate amount of up to $100,000,000;

AND WHEREAS pursuant to the Credit Agreement it is a condition precedent to drawdown under the Daylight Loan Facility that the Borrower enter into this Security Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the foregoing and other good and valuable consideration, the Borrower agrees with the Bank as follows:

ARTICLE 1

INTERPRETATION

1.1 Defined Terms.  All capitalized terms which are used herein and are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.  Otherwise, in this agreement, unless there is something in the context or subject matter inconsistent therewith,

“Advanced Tax Ruling” means the advance income tax ruling (control number 2008-029959) dated July 17, 2009 from Canada Revenue Agency to legal counsel for the Borrower, as supplemented by a memorandum of supplemental disclosure from legal counsel to the Borrower to Canada Revenue Agency dated August 26, 2009.

“Beanstream Note” means the interest bearing promissory note dated August 28, 2009 made by Beanstream Internet Commerce Inc. in favour of the Borrower in the principal amount of $100,000,000.

“Closing Date” means August 28, 2009.

“Collateral” shall have the meaning ascribed thereto in Section 2.2.

“Credit Documents” means the Credit Agreement and this agreement.

“Deposit Account” means the Borrower’s account #5222228 at branch 9900 of the Bank.

“Directions to Pay” means the directions to pay to the Bank dated August 28, 2009 executed by the Borrower.

“Insolvency Event” means, with respect to any Person, that such Person does not pay or perform its obligations generally as they become due or admits its inability to pay or perform its debts generally, that such Person commits an act of bankruptcy within the meaning of the Bankruptcy and Insolvency Act (Canada), any Insolvency Proceeding is instituted by or against that Person, or that Person takes corporate, partnership or other internal management action to authorize any of the actions set forth above in this definition.

“Insolvency Law” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) or any other like, equivalent or analogous legislation of any jurisdiction, domestic or foreign.

“Insolvency Proceeding” means, with respect to any Person, any proceeding contemplated by any application, petition, assignment, filing of notice or other means, whether voluntary or involuntary, under any Insolvency Law seeking any moratorium, reorganization, adjustment, composition, proposal, compromise, arrangement, administration or other like or similar relief in respect of any or all of the obligations of such Person, seeking the winding up, liquidation or dissolution of such Person or all or any part of its property, seeking any judgment or order declaring, finding or adjudging such Person insolvent or bankrupt, seeking the appointment (provisional, interim or permanent) of any receiver or resulting by operation of law, in the bankruptcy of such Person.

“Lien” means (i) any right of set-off or combination of accounts intended to secure the payment or performance of an obligation, (ii) any interest in property created by way of mortgage, pledge, charge (whether fixed or floating), lien (statutory or other), trust, deemed trust, assignment by way of security, hypothecation, security interest, hire purchase agreement, conditional sale agreement, sale/lease back transaction, deposit arrangement, title retention, capital lease, discount, factoring or securitization arrangement on recourse terms; (iii) any preference, priority, adverse claim, levy, execution, seizure, attachment, garnishment or other encumbrance which binds property, and (iv) any agreement to grant any of the foregoing rights or interests described in clauses (i) to (iii) inclusive of this definition.

“Newco” means 0858669 B.C. Ltd.

“PPSA” means the Personal Property Security Act (British Columbia).

“Proceeds” shall have the meaning ascribed thereto in Section 2.2.

“Proposed Transactions” shall have the same meaning herein as in the Advanced Tax Ruling.

“Secured Obligations” means all present and future indebtedness, liability and obligations of the Borrower to the Bank under or pursuant to the Credit Documents.

1.2 Other Usages.  References to “this agreement”, “hereof”, “herein”, “hereto” and like references refer to this Security Agreement and not to any particular Article, Section or other subdivision of this agreement.  A reference in this agreement to another agreement refers to that other agreement as it may be amended, modified, supplemented, restated or replaced from time to time.  A reference in this agreement to a statute refers to that statute as it may be amended and to any restated or successor legislation of comparable effect.

1.3 Number and Gender.  Where the context so requires, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

1.4 Headings.  The insertion of headings in this agreement is for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.5 Currency.  Unless otherwise specified herein, all statements of or references to dollar amounts in this agreement shall mean lawful money of Canada.

1.6 Applicable Law and Attornment Clause.  This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. The parties hereby attorn to the courts of the Province of British Columbia and agree that those courts shall have non-exclusive jurisdiction to determine all disputes relating to this agreement.

1.7 Prohibited Provisions.  In the event that any provision or any part of any provision hereof is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by a court, this agreement shall be construed as not containing such provision or such part of such provision and the invalidity of such provision or such part shall not affect the validity of any other provision or the remainder of such provision hereof, and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

1.8 Time of the Essence.  Time shall in all respects be of the essence of this agreement, and no extension or variation of this agreement or any obligation hereunder shall operate as a waiver of this provision.

1.9 Consents, Approvals, etc.  Whenever the consent, approval, acceptance, endorsement or confirmation of a party hereto is required in a particular circumstance, unless otherwise expressly provided for herein, such consent, approval, acceptance, endorsement or confirmation shall not be unreasonably withheld or delayed by such party.

ARTICLE 2

SECURITY INTEREST

2.1 Grant of Security Interest.  As general, continuing and collateral security, without impairment or novation, for the due payment and performance of the Secured Obligations, the Borrower hereby assigns, transfers and sets over to the Bank, and grants to the Bank a security interest in, the Collateral.

2.2 Description of Collateral.  A security interest is taken in all of the following:

(a)	the Deposit Account and all money which is now or may hereafter from time to time be credited thereto;

(b)	the Beanstream Note; and

(c)	all proceeds of any of the foregoing (“Proceeds”);

collectively referred to as the “Collateral”.

2.3 Attachment of Security Interest.  The parties hereby acknowledge that:

(a)	value has been given; and

(b)	the parties have not agreed to postpone the time for attachment of the security interests created by this agreement.

The parties further agree that the security interests created by this agreement are intended to attach, as to all the Collateral in which the Borrower now has rights, when the Borrower executes this agreement, and, as to all Collateral in which the Borrower only has rights after the execution of this agreement, when the Borrower first has such rights.  For certainty, the Borrower confirms and agrees that the security interests created by this agreement are intended to attach to all present and future Collateral of the Borrower and each successor of the Borrower.

2.4 Authorization.  The Bank is hereby authorized to hold all money credited to the Deposit Account as general, continuing and collateral security, without impairment or novation, for the due payment and performance of the Secured Obligations, and to refuse to honour any cheques or orders for the payment of money which the Bank may consider would impair the value of the security interests created by this agreement.  The Borrower further authorizes the Bank to charge against any of the Collateral any of the Secured Obligations as the same may become due and payable.

2.5 No Prejudice.  It is understood that if the Bank permits the Borrower to make withdrawals from the Deposit Account of any money credited thereto, such permission shall be without prejudice to the rights hereby conferred upon the Bank to hold such money as security as aforesaid or to charge against same any of the Secured Obligations and is not to be construed as a waiver by the Bank of such rights.

ARTICLE 3

WARRANTIES AND COVENANTS OF THE BORROWER

3.1 Warranties and Covenants.  The Borrower hereby warrants, covenants and agrees with the Bank as follows:

(a)	The Borrower is a valid and subsisting corporation under the laws of the Yukon.

(b)	The Borrower has the power, capacity, legal right and authority, and has taken all necessary corporate action, to issue and perform this agreement and to grant the security interests hereby created.

(c)
The chief executive office of the Borrower is located in the Province of British Columbia.  The legal name of the Borrower is set out on the first page hereof, and the Borrower has not at any time had, used or carried on business under, any other name.

(d)
Newco is and shall at all times remain solvent and a single purpose company, and has and will have no liabilities (other than to the Bank) and will carry on no activity other than as contemplated in the Proposed Transactions.

(e)
Neither the issuance nor the performance of this agreement nor the granting of the security interests hereby created requires the authorization of any governmental body having jurisdiction over the Borrower or the Collateral, nor is this agreement in contravention or breach of or in conflict with the constating documents of the Borrower or any unanimous shareholder agreement or any resolutions of the directors or shareholders of the Borrower or of the provisions of any agreement or license to which the Borrower is a party or by which it or any of the Collateral may be bound or of any applicable law to which the Borrower or any of the Collateral may be subject.  No such action has resulted or will result in the creation or imposition of any Lien (other than the security interests hereby created) upon any of the Collateral.

(f)	The Borrower has and will have good and marketable title to the Collateral free and clear of all Liens, except for those granted pursuant hereto.

(g)
This agreement constitutes a valid and legally binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject only to bankruptcy, insolvency or other statutes or judicial decisions affecting the enforcement of creditors’ rights in general, and to general principles of equity under which specific performance and injunctive relief may be refused by a court in its discretion.

(h)
There is no existing, pending or, to the Borrower’s knowledge, threatened litigation against the Borrower which if adversely determined to the Borrower could reasonably be expected to have a material adverse affect on its business, revenues, assets, or financial condition or impair its ability to perform the Secured Obligations and there is no judgment, order or award outstanding against the Borrower that has had or could reasonably be expected to have a material adverse affect on its business, revenues, assets, or financial condition or that has impaired or could reasonably be expected to impair its ability to perform the Secured Obligations.

(i)
No Insolvency Event exists with respect to the Borrower and the Borrower will not take any corporate or other internal administrative, management or other governance action to authorize any Insolvency Proceeding.

(j)
All representations and warranties of the Borrower made herein or in any certificate or other document delivered by or on behalf of the Borrower to the Bank are material, shall survive and not merge on the issuance of this agreement.  The Bank shall be deemed to have relied upon each such representation and warranty notwithstanding any investigation made by or on behalf of the Bank at any time.

(k)
The Borrower shall keep the Collateral free at all times from Liens, except for Liens granted pursuant hereto, and shall defend the title to the Collateral against all Persons.  Neither the foregoing nor Section 3.1(f) shall in any way prevent the Bank from, at any time, contesting the validity, enforceability or priority of any Lien.  No Lien shall be entitled to priority over the security interests hereby created.

(l)	The Borrower shall pay and perform all of the Secured Obligations on the Closing Date.

(m)
The Borrower shall deliver to the Bank upon the request of the Bank from time to time all items of Collateral comprising documents, including without limitation, all books, invoices, letters, papers and other records, in any form evidencing or relating to the Collateral.

(n)
The Borrower shall pay all reasonable costs and expenses of the Bank, its agents, officers and employees (including, without limitation, reasonable legal fees and disbursements on a substantial indemnity basis) incurred with respect to:

(i)	dealing with other creditors of the Borrower in connection with the establishment and confirmation of the priority of the security interest created by this agreement;

(ii)	the exercising of any or all of the rights, remedies and powers of the Bank under this agreement; and

(iii)
recovering or repossessing the Collateral and any other proceedings taken for the purpose of enforcing the remedies provided herein, including, without limitation, the appointment of a receiver, manager or receiver and manager, whether by order of the court or by private appointment.

(o)
The Borrower shall indemnify the Bank for all reasonable costs and expenses as set out in Sections 3.1(n) and 3.2 and agrees that all such costs and expenses shall be payable by the Borrower to the Bank on demand and shall bear interest at the Prime Rate plus 5.0% per annum, which interest shall be calculated and compounded monthly and payable on demand.

3.2 Performance of Covenants by the Bank.  The Bank may, in its sole discretion and upon notice to the Borrower, perform any covenant of the Borrower under this agreement that the Borrower fails to perform and that the Bank is capable of performing, including any covenant the performance of which requires the payment of money,  provided that the Bank will not be obligated to perform any such covenant on behalf of the Borrower and no such performance by the Bank will require the Bank further to perform the Borrower’s covenants nor operate as a derogation of the rights and remedies of the Bank under this agreement.

ARTICLE 4

RESTRICTIONS ON SALE OR DISPOSAL OF COLLATERAL

4.1 General Restrictions.  Except as herein provided or as provided in the Credit Agreement, the Borrower shall not, without the prior written consent of the Bank:

(a)	sell, consign, lease or otherwise dispose of the Collateral or any part thereof;

(b)	release, surrender or abandon possession of or impair or destroy the Collateral or any part thereof; or

(c)	move or transfer the Collateral or any part thereof from its present location;

provided that the transfers of money now or hereafter credited to the Deposit Account pursuant to and in accordance with the Directions to Pay is permitted and shall be so effected on the Closing Date.

4.2 Release by the Bank.  The Bank may, at its discretion, at any time release from the security interest created by this agreement any part or parts of the Collateral or any other security or any surety for the Secured Obligations either with or without sufficient consideration therefor without thereby releasing any other part of the Collateral or any Person from this agreement.

4.3 Proceeds Held in Trust.  All Proceeds that are monies collected or received by the Borrower will be received by the Borrower in trust for the Bank and will be forthwith paid to the Bank.

ARTICLE 5

ENFORCEMENT

5.1 Bank Entitled to Enforce Security.  The Bank shall be entitled to enforce the security hereby constituted, without notice of any kind, which notice is expressly waived by the Borrower, on and after the failure by the Borrower to pay any or all of the Secured Obligations on the Closing Date.

5.2 Remedies.  At any time on or after the failure by the Borrower to pay any or all of the Secured Obligations on the Closing Date, the Bank shall have the following rights, powers and remedies:

(a)
to appoint any Person to be an agent or any Person to be a receiver, manager or receiver and manager (herein called the “Receiver”) of the Collateral of the Borrower and to remove any Receiver so appointed and to appoint another if the Bank so desires; it being agreed that any Receiver appointed pursuant to the provisions of this agreement shall have all of the powers of the Bank hereunder;

(b)	to make payments to parties having prior charges or encumbrances on the Collateral;

(c)	to enter onto any premises where the Collateral may be located;

(d)	to take possession of all or any part of the Collateral with power to exclude the Borrower, its agents and its servants therefrom;

(e)	to preserve, protect and maintain the Collateral;

(f)
to enjoy and exercise all powers necessary or incidental to the performance of all functions provided for in this agreement including, without limitation, the power to purchase on credit, the power to borrow in the Borrower’s name or in the name of the Receiver and to advance its own money to the Borrower at such rates of interest as it may deem reasonable, provided that the Receiver shall borrow money only with the prior consent of the Bank, and to grant security interests in the Collateral in priority to the security interest created by this agreement, as security for the money so borrowed;

(g)
to sell or dispose of all or any part of the Collateral whether by public or private sale or lease or otherwise and on any terms so long as every aspect of the disposition is commercially reasonable, including, without limitation, terms that provide time for payment of credit; provided that

(i)
the Bank or the Receiver will not be required to sell or dispose of the Collateral, but may peaceably and quietly take, hold, use, occupy, possess and enjoy the Collateral without molestation, eviction, hindrance or interruption by the Borrower or any other Person or Persons whomsoever for such period of time as is commercially reasonable;

(ii)	the Bank or the Receiver may convey, transfer and assign to a purchaser or purchasers the title to any of the Collateral so sold; and

(iii)
subject to Section 5.7, the Borrower will be entitled to be credited with the actual proceeds of any such sale or other disposition only when such proceeds are received by the Bank or the Receiver in cash or such other form of compensation as may be acceptable to the Bank, in its sole discretion;

(h)	to enjoy and exercise all of the rights and remedies of a secured party under the PPSA or under any other applicable legislation;

(i)	to sell or otherwise dispose of any part of the Collateral without giving any notice whatsoever where:

(i)	the Bank or the Receiver believes on reasonable grounds that the Collateral will decline speedily in value; or

(ii)	every Person entitled by law to receive a notice of disposition consents in writing to the immediate disposition of the Collateral;

(j)
to commence, continue or defend proceedings in any court of competent jurisdiction in the name of the Bank, the Receiver or the Borrower for the purpose of exercising any of the rights, powers and remedies set out in this Section 5.2, including the institution of proceedings for the appointment of a receiver, manager or receiver and manager of the Collateral; and

(k)
at the sole option of the Bank, provided notice is given in the manner required by the PPSA to the Borrower and to any other Person to whom the PPSA requires notice be given, to elect to retain all or any part of the Collateral in satisfaction of the Secured Obligations.

5.3 Receiver as Agent.  The Receiver shall be deemed to be the agent of the Borrower for the purpose of establishing liability for the acts or omissions of the Receiver and the Bank shall not be liable for such acts or omissions (except to the extent, if at all, that the same were on the Bank’s instructions) and, without restricting the generality of the foregoing, the Borrower hereby irrevocably authorizes the Bank to give instructions to the Receiver relating to the performance of its duties as set out herein.

5.4 Expenses of Enforcement.  The Borrower shall pay to the Receiver the remuneration of the Receiver and all reasonable costs and expenses (including, without limitation, legal fees and disbursements on a substantial indemnity basis) properly incurred by the Receiver pursuant to its appointment and the exercise of its powers hereunder, and shall pay to the Bank and the Receiver as required all amounts of money (including interest thereon) borrowed or advanced by either of them pursuant to the powers set out herein, and the obligations of the Borrower to the Bank and the Receiver pursuant to this Section 5.4 shall be payable on demand and shall bear interest at the Prime Rate plus 5.0% per annum, which interest shall be calculated and compounded monthly and payable on demand.

5.5 Indulgences and Releases.  Either the Bank or the Receiver may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, release any part of the Collateral to third parties and otherwise deal with the Borrower, debtors of the Borrower, sureties and others and with the Collateral and other security as the Bank or the Receiver may see fit acting reasonably without prejudice to the Secured Obligations or the right of the Bank and the Receiver to repossess, hold, collect and realize the Collateral.

5.6 No Liability for Failure to Exercise Remedies.  The Bank and the Receiver shall not be liable or accountable to the Borrower or to any other Person for any failure to exercise any of the rights, powers and remedies set out in Section 5.2, and shall not be bound to commence, continue or defend proceedings for the purpose of preserving or protecting any rights of the Bank, the Receiver, the Borrower or any other party in respect of the same.

5.7 Proceeds of Disposition.  Subject to the claims, if any, of the prior secured creditors of the Borrower, all monies received by the Bank or by the Receiver pursuant to Section 5.2 shall be applied in accordance with the Collateral Agency Agreement.

5.8 Borrower Liable for Deficiency.  If the monies received by the Bank or the Receiver pursuant to Section 5.2 are not sufficient to pay the Secured Obligations in full, the Borrower shall immediately pay the Bank the amount of such deficiency.

5.9 Restriction on Borrower.  Upon the Bank taking possession of the Collateral or the appointment of a Receiver, all the powers, functions, rights and privileges of the Borrower or any officer, director, servant or agent of the Borrower with respect to the Collateral shall, to the extent permitted by law, be suspended unless specifically continued by the written consent of the Bank; however, all other powers, functions, rights and privileges of the Borrower or any officer, director, servant or agent of the Borrower shall be unaffected by such events.

5.10 Rights Cumulative.  All rights and remedies of the Bank set out in this agreement shall be cumulative and no right or remedy contained herein is intended to be exclusive but each shall be in addition to every other right or remedy contained herein or in any existing or future security document or now or hereafter existing at law or in equity or by statute.  The taking of a judgment or judgments with respect to any of the Secured Obligations shall not operate as a merger of any of the covenants contained in this agreement.

5.11 Care by the Bank.  The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in the Bank’s possession if it takes such action as it would exercise with respect to its own assets of a similar character and value, but no failure of the Bank to preserve or protect any rights with respect to such Collateral against prior parties shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

5.12 Standards of Sale.  Without prejudice to the ability of the Bank to dispose of the Collateral in any manner which is commercially reasonable, the Borrower acknowledges that:

(a)	Collateral may be disposed of in whole or in part;

(b)	the purchaser of such Collateral may be a customer of the Bank;

(c)	the disposition may be for cash or credit, or part cash and part credit; and

(d)	the Bank may establish a reserve bid in respect of all or any portion of the Collateral.

ARTICLE 6

GENERAL

6.1 Waiver.  Any breach by the Borrower of any of the provisions contained in this agreement or any default by the Borrower in the observance or performance of any covenant or condition required to be observed or performed by the Borrower hereunder, may only be waived by the Bank in writing, provided that no such waiver by the Bank shall extend to or be taken in any manner to affect any subsequent breach or default or the rights resulting therefrom.

6.2 The Bank as Attorney.  The Borrower hereby irrevocably appoints the Bank to be the attorney of the Borrower for and in the name of the Borrower, if there has been a failure by the Borrower to pay any or all of the Secured Obligations on the Closing Date, to execute and do any deeds, documents, transfers, demands, assignments, assurances, consents and things which the Borrower is obliged to sign, execute or do hereunder and to commence, continue and defend any proceedings authorized to be taken hereunder and generally to use the name of the Borrower in the exercise of all or any of the powers hereby conferred on the Bank.  The power of attorney hereby granted is coupled with an interest, is irrevocable and shall extend to the successor and assigns of the Borrower.  The Borrower agrees to be bound by any representations and actions made or taken in good faith by the Bank pursuant to this power of attorney in accordance with the terms thereof and hereby waives any and all defences which may be available to it to contest, negate or disaffirm the actions of the Bank taken in good faith under this power of attorney.

6.3 Further Assurances.  The Borrower shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such further acts, deeds, mortgages, transfers and assurances and take all such further action or cause such further action to be taken as the Bank shall reasonably require for the better assuring, charging, assigning and conferring unto the Bank a security interest in the Collateral or property intended to be charged hereunder, or which the Borrower may hereafter become bound to charge in favour of the Bank, for the purpose of accomplishing and effecting the intention of this agreement.

6.4 Continuing Security.  The security interest constituted hereby shall be deemed to be a continuing security for the Secured Obligations until all of the Secured Obligations are paid and performed in full and this agreement is terminated.

6.5 No Obligation to Advance.  Neither the execution nor delivery of this agreement shall obligate the Bank to advance any moneys to the Borrower.

6.6 Notices.  All notices, demands and other communications provided for in this agreement shall be in writing and shall be Personally delivered to an officer of the addressee or sent by telefacsimile, charges prepaid, or sent by email at or to the applicable addresses or telefacsimile numbers or email addresses, as the case may be, set out below or at or to such other address or addresses or telefacsimile number or numbers or email address or addresses as any party hereto may from time to time designate to the other parties in such manner.  Any communication which is Personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Vancouver time); otherwise, it shall be deemed to have been validly and effectively given on the Business Day next following such date of delivery.  Any communication which is transmitted by telefacsimile or email as aforesaid shall be deemed to have been validly and effectively given on the date of transmission if such date is a Business Day and such transmission was made and confirmation of receipt from the recipient’s telefacsimile machine or email system received prior to 4:00 p.m. (Vancouver time); otherwise, it shall be deemed to have been validly and effectively given on the Business Day on which confirmation of receipt from the recipient’s telefacsimile machine or email address is received.

In the case of the Borrower:	LML Payment Systems Inc.
1140 West Pender Street
Suite 1580
Vancouver, B.C.
V6E 4G1

Attention:        Mr. Richard Schulz
Telefax:             604-689-4413
Email:                 richard@lmlpayment.com

In the case of the Bank:	The Toronto-Dominion Bank
1070 Douglas Street
Suite 440
Victoria, B.C.
V8W 2C3

Attention:       District Vice President
Telefax:            (250) 356-4151
Email:               Robert.crawford@td.com

6.7 Successors and Assigns.  The Borrower may not assign this agreement or any of its rights, benefits or obligations hereunder.  This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.  Any reference in this agreement to any Person shall include the successors and permitted assigns of such Person.

6.8 Entire Agreement.  This agreement and the agreements referred to herein constitute the entire agreement between the parties hereto and supersede any prior agreements, undertakings, declarations, representations and undertakings, both written and oral, in respect of the subject matter hereof.

6.9 Waiver of Receipt of Financing Statement, etc.  The Borrower hereby waives the right to receive a copy of any present or future financing statement or financing change statement filed in connection with the security interests hereby created and any verification statement in respect thereof.

6.10 Acknowledgement.  The Borrower hereby acknowledges receipt of an executed copy of this agreement.

6.11 Execution.  Transmission of an executed copy or a copy of an executed copy of this agreement by the Borrower to the Bank by facsimile transmission or e-mail in pdf format or functionally similar electronic means shall be as effective as delivery to the Bank of a manually executed original hereof.

IN WITNESS WHEREOF the Borrower has executed this agreement.

LML PAYMENT SYSTEMS INC. By:/s/ Richard R. Schulz Name: Richard R. Schulz Title: Controller